UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to SEction 13 or 15(d) of Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): 6/13/2012



DELTRON, INC.
(Exact name of registrant as specified in its charter)


Nevada                         333-130197    86-1147933
(State or other jurisdiction   (Commission   (IRA Employer
incorporation or organization)  file number)  identification number)


705 Bruce Ave, Clearwater Beach, FL 33767
(Address of principal executive office)

(727) 735-2054
(Registrant's telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simutaneously satify the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act
[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the
     Exchange Act
================================================================================

Item 8.01    Other Information


On June 13, 2012, the Board of Directors of Deltron, Inc. (the "Company"),filed a Form 15-D with the Securities and Exchange Commission ("SEC") voluntarily suspending its reporting obligations with the SEC. As a result of this action, the common stock of the Company is no longer traded on the OTCQX Bulletin Board. The Company continues to trade on the OTC Markets, formerly the "PINKS.

The Board of Directors resolution, which passed on June 11, 2012 expresses the Board's intention to use this moratorium to better utilize its resources to more efficiently bolster operations to attract suitable merger and/or acquisition candidates to be better able in the future to afford the cost of reporting compliance.

The Company is actively engaged in seeking a suitable merger or acquisition partner along with a renewed financing activity to allow it to continue its business development. Once adequate sustainable financing has been secured, the Company will resume its reporting obligation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


DELTRON INC.

By: /s/ Stephen Vlahos
   ----------------------
   Stephen Vlahos
   President
   (Principal Executive)